UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2009 (August 11, 2009)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 11, 2009, the Board of Directors of Healthways, Inc. (the “Company”) appointed William Novelli to serve as a Class III director.  Mr. Novelli will serve as a member of the Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors.

In connection with his appointment to the Board, Mr. Novelli was granted options to purchase 15,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2007 Stock Incentive Plan. Mr. Novelli is not a party to any arrangement or understanding with any person pursuant to which Mr. Novelli was appointed as a director, nor is Mr. Novelli a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: August 17, 2009